UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2004

Rainier Pacific Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-50362	87-0700148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3700 Pacific Highway East, Suite 200, Fife, Washington		98424
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (253) 926-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Condition

        On October 20, 2004, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter ended September 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)     Exhibits

        99.1  Press Release of Rainier Pacific Financial Group, Inc. dated October 20, 2004.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: October 20, 2004	By: /s/ John A. Hall
John A. Hall
President and Chief Executive Officer


Exhibit 99.1


                                                                                                For more information, contact:
                                                                                                John Hall: (253) 926-4007
                                                                                                jhall@rainierpac.com
**For Immediate Release**                                                                 or
                                                                                                Vic Toy: (253) 926-4038
                                                                                                vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc. Reports Third Quarter Earnings

Tacoma, Washington - October 20, 2004 - Rainier Pacific Financial Group, Inc., (the "Company") (NASDAQ: RPFG) today announced net income of $604,000, or $0.08 per share, for the quarter ended September 30, 2004, compared to net income of $415,000 for the same period a year ago. For the first nine months of the fiscal year ending December 31, 2004, the Company's net income was $2.3 million, or $0.31 per share, compared to $1.6 million for the same nine-month period in 2003. Per share data for the three and nine month periods ended September 30, 2003 is not meaningful as the Company did not complete its stock offering in connection with the conversion of Rainier Pacific Savings Bank (the "Bank") from a mutual-to-stock savings bank until October 20, 2003.

The Company's revenue (i.e., net interest income before provision for loan losses plus non-interest income) for the quarter ended September 30, 2004 was $8.9 million, relatively unchanged compared to the same period a year ago. Net interest income before the provision for loan losses for the quarter ended September 30, 2004 was $7.1 million, and was virtually the same as that generated for the quarter ended September 30, 2003. Non-interest income also remained the same at $1.8 million in the third quarter of 2004 as compared to the third quarter of 2003.

The Company's provision for loan losses was $600,000 for the quarter ended September 30, 2004, representing a decrease from the $1.2 million provision for the same period a year ago and was unchanged compared to the quarter ended June 30, 2004. The lower provision, compared to the same period a year ago, was a result of lower charge-offs, the continued growth in the allowance for loan losses and the improving quality of the loan portfolio.

Non-interest expense increased $266,000, or 3.8%, to $7.3 million for the quarter ended September 30, 2004, compared to the same period ended September 30, 2003. Non-interest expenses were higher during the quarter, primarily as a result of three distinct non-recurring events amounting to $570,000 in operating expenses during the quarter. Based upon management's review of these events, no additional expenses are expected to occur from these events in future periods.

The Bank incurred $269,000 in expenses related to processing errors resulting from the Bank's recently implemented technology upgrades. The Bank has now implemented additional safeguards for its data processing systems and all transactional processing is adequately controlled. The second non-recurring event was related to the result of a comprehensive tax audit by the Washington State Department of Revenue. The audit focused on state business and occupation (B&O) and use tax, and resulted in an aggregate assessment of $157,000, representing taxes and penalties for the four year period ended December 31, 2003. The underpayment of taxes assessed was primarily related to the treatment of inter-company transactions that result in taxable income, the application of use tax on certain goods and services, the reduction of sales tax credit on certain charged-off loans, and the recognition of taxable income from netting gains and losses on the sale of loans and investments whose interest income is generally exempt from B&O taxation. The third non-recurring event was associated with the misappropriation of funds by a Bank employee that was detected in August 2004 and resulted in a loss of $144,000. No officers, or other employees, of the Company were involved with this incident, and additional controls have been implemented to help prevent this from occurring in the future.

During the quarter ended September 30, 2004, compensation and benefits expense increased $139,000, or 4.0%, compared to the same period a year ago, as a result of additional staffing associated with the Company's growth strategy and expenses related to the Company's equity-based Management Recognition Plan implemented in June 2004, which were partially offset by reductions in accrued expenses for performance awards. The Company also incurred increased costs compared to the same period last year related to its branch network expansion, as well as depreciation and software maintenance associated with the Bank's recent technology systems implementation, offset by a decrease in outside professional services related to the Bank's technology initiative.

At September 30, 2004, the Company's total assets were $747.9 million, compared to $685.3 million at December 31, 2003. Total shareholders' equity at September 30, 2004 was $105.0 million, compared to $114.6 million at December 31, 2003. On July 20, 2004, the Company's Board of Directors approved the purchase of up to five percent of Company's outstanding common stock including shares issued under the Management Recognition Plan or 390,701 shares. During the quarter ended September 30, 2004, the Company repurchased 337,600 shares at an average price per share of $16.93. The Company's book value as of September 30, 2004 was $14.02 per share based upon 7,491,400 outstanding shares. The number of outstanding shares excludes 610,926 of unallocated shares issued by the Company that are held by the Rainier Pacific 401(k) Employee Stock Ownership Plan and includes shares issued under the Management Recognition Plan

The Company's net interest margin was 3.99% for the quarter ended September 30, 2004, compared to 4.11% for the same period a year ago, and 4.23% for the quarter ended June 30, 2004. The lower net interest margin during the quarter ended September 30, 2004, compared to the same quarter in 2003 and the quarter ended June 30, 2004, was primarily the result of higher short-term funding costs, and the refinancing and pre-payment of higher commercial real estate multi-family loans by borrowers. The investment securities portfolio, excluding Federal Home Loan Bank stock, was $200.6 million at September 30, 2004, compared to $193.9 million at December 31, 2003. The yield on investment securities was 3.78%, 3.72%, and 3.82% for the quarters ended September 30, 2004, September 30, 2003, and June 30, 2004, respectively. Total loans increased $42.0 million, or 9.4%, to $489.6 million at September 30, 2004, compared to $447.6 million at December 31, 2003. For the quarter ended September 30, 2004, the yield on loans was 6.63% compared to 7.22% for the quarter ended September 30, 2003, and 6.83% for the quarter ended June 30, 2004.

The Company's portfolio of commercial real estate and multi-family loans continues to increase as a percentage of its total loan portfolio. The loan portfolio at September 30, 2004 consisted of 25.4% commercial real estate loans, 23.9% single-family real estate loans, 23.3% multi-family real estate loans, 18.5% consumer loans, 6.0% home equity loans, 2.5% residential construction and land development loans, and 0.4% commercial business loans.

Decreases in single-family real estate originations and slowing consumer loan originations were partially offset by continued strength in commercial real estate and multi-family loan originations. Loan originations during the quarter ended September 30, 2004 totaled $56.7 million, compared to $76.3 million for the same period a year ago. In the third quarter, commercial real estate and multi-family loan originations totaled $35.8 million, compared to $26.2 million during the same period a year ago. Single-family loan originations were $6.9 million, compared to $32.9 million, and construction loan originations totaled $4.7 million compared to $4.8 million for the same quarter one year ago. During the quarter ended September 30, 2004, home equity and consumer loan originations were $2.3 million and $7.0 million, respectively, as compared to $3.8 million and $8.6 million, respectively, for the same period a year ago.

The Company sold $10.7 million of single-family real estate loans during the quarter ended September 30, 2004, compared to $6.7 million during the same period a year ago. These sales generated net gains of $74,000 and $173,000, during the quarters ended September 30, 2004 and 2003, respectively. The Company's portfolio of loans serviced for others increased to $80.8 million at September 30, 2004, compared to $76.9 million at December 31, 2003, and $75.9 million at September 30, 2003.

The credit quality of the loan portfolio remains very good. Net charge offs, delinquencies and loans and non-performing loans and assets all improved during the quarter ended September 30, 2004, compared to prior periods. Net loan charge-offs decreased to $344,000 for the quarter ended September 30, 2004, or 0.28% of average loans, compared to $519,000, or 0.49% of average loans, for the same period a year ago, and $512,000 or 0.44% of average loans for the quarter ended June 30, 2004. Loans more than 30 days delinquent as a percentage of total loans also decreased to

0.43% at September 30, 2004, compared to 0.51% as of June 30, 2004 and 0.74% as of December 31, 2003. Non-performing loans (i.e., non-accrual loans and loans 90 days or more past due) decreased to $317,000, or 0.06% of total loans at September 30, 2004, compared to $494,000, or 0.10% at June 30, 2004, and $475,000, or 0.11% of total loans at December 31, 2003. Non-performing assets were $375,000, or 0.05% of total assets at September 30, 2004, compared to $562,000, or 0.07% of total assets at June 30, 2004, and $905,000, or 0.13% of total assets at December 31, 2003.

The allowance for loan losses increased $256,000 during the quarter ended September 30, 2004, which was attributable to the Company's provision for loan losses continuing to exceed loan charge-offs. As a result, the allowance for loan losses increased to $8.9 million at September 30, 2004, resulting in a ratio of the allowance to total loans of 1.83%, compared to $8.2 million or 1.84% at December 31, 2003.

At September 30, 2004, total deposits were $342.9 million, representing an increase of 8.7%, or $27.5 million greater than total deposits of $315.4 million at December 31, 2003. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) represented 56.0% of total deposits as of September 30, 2004.

"As expected, the change in market interest rates during the third quarter placed pressure on the Company's net interest margin. We anticipate the margin will continue to decrease through the balance of the year as short-term interest rates continue to rise and increase the Bank's funding costs. We will continue to focus on growing assets with higher rate loans in the upcoming quarters, which will help to reduce the effect of the narrowing net interest margin going into 2005," said John Hall, President/CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Savings Bank, a Tacoma-based state chartered savings bank operating 12 branch offices in the Tacoma-Pierce County and Federal Way areas.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; success of new technology; technological factors affecting operations; costs of technology; pricing of products and services; costs of constructing new buildings; time to lease excess space in Company-owned buildings; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statement of Condition
(Dollars in Thousands)
	At September 30,	At December 31,
	2004	2003
ASSETS
ASSETS
Cash and cash equivalents	$ 7,622	$ 9,922
Interest-bearing deposits with banks	5,899	115
Securities available-for-sale	103,236	80,213
Securities held-to-maturity (fair value of $96,783 at September 30, 2004 and $112,914 at December 31, 2003)	97,393	113,715
Federal Home Loan Bank stock, at cost	13,239	11,443

Loans	489,589	447,557
Less: allowance for loan losses	(8,937)	(8,237)
Loans, net	480,652	439,320

Premises and equipment, net	30,043	21,236
Accrued interest receivable	3,303	3,559
Other assets	6,513	5,772

TOTAL ASSETS	$ 747,900	$ 685,295

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits
Non-interest bearing	$ 29,199	$ 28,429
Interest-bearing	313,696	286,951
Total Deposits	342,895	315,380

Borrowed funds	287,643	237,105
Corporate drafts payable	2,382	9,065
Deferred gain on sale and leaseback transaction	909	1,019
Accrued compensation and benefits	2,252	3,430
Other liabilities	6,785	4,739

TOTAL LIABILITIES	$ 642,866	$ 570,738

SHAREHOLDERS' EQUITY

Common stock, no par value: 49,000,000 shares authorized; 8,102,326 shares issued and 7,174,642 shares outstanding at September 30, 2004; 7,780,992 shares outstanding at December 31, 2003	$ 71,927	$ 82,570
Employee Stock Ownership Plan ("ESOP") debt	(6,109)	(6,618)
Accumulated other comprehensive income (loss), net of tax	(692)	(232)
Retained Earnings	39,908	38,837

TOTAL SHAREHOLDERS' EQUITY	105,034	114,557

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 747,900	$ 685,295

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statement of Operations
(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
INTEREST INCOME
Loans	$ 8,030	$ 7,609	$ 23,893	$ 22,300
Securities available-for-sale	1,078	926	3,027	2,514
Securities held-to-maturity	901	1,199	2,888	2,427
Interest-bearing deposits	3	66	5	77
Federal Home Loan Bank stock dividends	116	134	354	379
Total interest income	10,128	9,934	30,167	27,697
INTEREST EXPENSE
Deposits	1,029	991	2,824	3,225
Borrowed funds	2,040	1,804	5,614	5,186
Total interest expense	3,069	2,795	8,438	8,411
Net interest income	7,059	7,139	21,729	19,286
PROVISION FOR LOAN LOSSES	600	1,200	2,100	3,300
Net interest income after provision for loan loss	6,459	5,939	19,629	15,986
NON-INTEREST INCOME
Deposit service fees	1,115	854	3,159	2,605
Loan service fees	242	270	598	759
Insurance service fees	146	144	440	459
Investment service fees	176	124	331	437
Gain on sale of securities, net	(1)	131	178	130
Gain on sale of loans, net	74	173	356	1,055
Gain on sale of premises and equipment, net	36	50	118	142
Other operating income	11	12	31	45
Total non-interest income	1,799	1,758	5,211	5,632
NON-INTEREST EXPENSE
Compensation and benefits	3,656	3,517	10,544	9,834
Office operations	1,215	851	3,713	2,460
Occupancy, net	347	326	1,048	890
Loan servicing	136	69	329	191
Outside and professional services	580	1,600	2,337	3,541
Marketing	273	258	996	844
Other operating expenses	1,136	456	2,396	1,414
Total non-interest expense	7,343	7,077	21,363	19,174

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	915	620	3,477	2,444

PROVISION FOR FEDERAL INCOME TAX	311	205	1,147	814

NET INCOME	$ 604	$ 415	$ 2,330	$ 1,630

EARNINGS PER COMMON SHARE
Basic	$ 0.08	nm(2)	$ 0.31	nm(2)
Diluted	$ 0.08	nm(2)	$ 0.31	nm(2)
Weighted average shares outstanding - Basic	7,315,751	nm(2)	7,603,539	nm(2)
Weighted average shares outstanding - Diluted	7,383,959	nm(2)	7,618,831	nm(2)

(1)	Weighted average shares outstanding (both Basic and Diluted) include 18,042 shares of the 334,800 restricted shares granted and issued under the Management Recognition Plan.
(2)	Shares outstanding and earnings per share information is not meaningful. The Company did not complete its initial public offering until October 20, 2003.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Loan growth	2.13%	8.19%	9.39%	21.05%
Deposit growth	(0.59%)	30.73%	8.72%	122.83%
Equity growth	(3.71%)	(0.97%)	(8.31%)	2.04%
Asset growth	(1.67%)	21.55%	9.14%	73.61%

Net interest margin	3.99%	4.11%	4.19%	4.55%
Increase/decrease in non-interest income	2.33%	(37.12%)	(7.48%)	(7.67%)
Increase/decrease in non-interest expense	3.76%	36.07%	11.42%	30.69%
Net charge-offs to average loans	0.28%	0.49%	0.40%	0.62%
Efficiency ratio	82.90%	79.54%	79.30%	77.43%
Return on assets (ROA)	0.32%	0.22%	0.43%	0.35%
Return on equity (ROE)	2.25%	3.91%	2.78%	5.09%

Yield on loans	6.63%	7.22%	6.81%	7.48%
Yield on investments	3.78%	3.72%	3.74%	4.31%
Yield on FHLB stock	3.50%	5.25%	3.79%	5.54%

Cost of deposits	1.31%	1.03%	1.22%	1.35%
Cost of borrowed funds	2.83%	3.36%	2.77%	3.71%

Yield on interest-earning assets	5.72%	5.88%	5.82%	6.46%
Cost of interest-bearing liabilities	2.04%	1.68%	1.95%	2.21%
Net interest spread	3.68%	4.20%	3.87%	4.25%

Loans originated	$ 56,698	$ 76,313	$ 181,119	$ 195,829
Loans sold	$ 10,747	$ 6,696	$ 25,938	$ 31,458
Loans charged-off, net	$ 344	$ 519	$ 1,399	$ 1,847

Shares outstanding at end of period	7,491,400 (1)	nm (2)	7,491,400 (1)	nm (2)
Book value per share	$ 14.02	nm (2)	$ 14.02	nm (2)

Net Interest margin-quarter ended 09/30/2004	3.99%
Net interest margin-quarter ended 06/30/2004	4.23%
Net interest margin-quarter ended 03/31/2004	4.35%
Net interest margin-quarter ended 12/31/2003	4.21%
Net interest margin-quarter ended 09/30/2003	4.11%

(1)	Shares outstanding at the end of the periods shown include 334,800 of restricted shares granted under the Management Recognition Plan. As of September 30, 2004, none of these shares have been vested.
(2)	Shares outstanding and book value per share information is not meaningful. The Company did not complete its initial public offering until October 20, 2003.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	As of September 30,		As of December 30
	2004	2003	2003

Loans/Deposits	142.78%	68.77%	141.91%
Equity/Assets	14.04%	4.97%	16.72%
Non-performing assets:
Loans 90 days or more past due	$ 317	$ 431	$ 475
Repossessed assets and other real estate owned	58	495	430
Total non-performing assets	$ 375	$ 926	$ 905

Loans greater than 30 days delinquent	$ 2,087	$ 2,188	$ 3,322
Loans greater than 30 days delinquent as a percentage of loans	0.43%	0.49%	0.74%
Non-performing loans as a percentage of loans	0.06%	0.10%	0.11%
Non-performing assets as a percentage of assets	0.05%	0.11%	0.13%
Allowance for loan loss as a percentage of non-performing loans	2,815.70%	1,751.29%	1,734.11%
Allowance for loan loss as a percentage of non-performing assets	2,384.07%	8,14.20%	909.98%
Allowance for loan loss as a percentage of total loans	1.83%	1.70%	1.84%

Loan portfolio composition:
Real estate:
One-to-four family residential	$ 117,117	$ 126,576	$ 126,183
Home equity	29,582	32,894	31,545
Five or more family residential	114,162	89,754	87,068
Commercial	124,168	82,715	94,913
Total real estate	385,029	331,939	339,709

Real estate construction:
One-to-four family residential	12,092	8,425	8,364
Five or more family residential	-	-	-
Commercial	-	-	-
Total real estate construction	12,092	8,425	8,364

Consumer:
Automobile	56,124	61,389	59,779
Credit cards	21,651	23,169	22,834
Other	12,531	17,542	15,735
Total consumer	90,306	102,100	98,348

Commercial/Business	2,147	1,274	1,170
Subtotal	489,574	443,738	447,591

Less: Deferred loan (fees)/costs, net	15	(190)	(34)
Less: Allowance for loan losses	(8,937)	(7,538)	(8,237)
Total loans	$ 480,652	$ 436,010	$ 439,320

Sold loans, serviced for others	$ 80,782	$ 75,873	$ 76,904

Core deposits (all deposits, excluding CDs)	$ 192,148	$ 488,680	$ 181,629
Non-core deposits (CDs)	150,747	156,337	133,751
Total deposits	$ 342,895	$ 645,017	$ 315,380